EXHIBIT 99.1

Contact:
Meredith Bandy
Vice President, Investor Relations
216-676-2699

GrafTech Reports Second Quarter 2019 Results

BROOKLYN HEIGHTS, Ohio - July 31, 2019 - GrafTech International Ltd. (NYSE: EAF) (GrafTech or the Company) today announced financial results for the quarter ended June 30, 2019, including net income of $196 million, or $0.68 per share, and Adjusted EBITDA from continuing operations of $284 million.

"GrafTech reported another successful quarter including net sales of $480 million and net income of $196 million,” said David Rintoul, President and Chief Executive Officer. “Solid financial results enable us to continue to return cash to shareholders and strengthen our balance sheet. To that end, this morning, we announced that our Board of Directors has authorized the repurchase of up to $100 million of our common stock on the open market. This equates to the repurchase of up to 15% of our public equity float based on the current market price.”

Key Financial Measures

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2019	2018	2019	2018

Net sales	$480,390	$456,332	$955,384	$908,231
Net income	$196,368	$201,448	$393,804	$425,121
Earnings per share (1)	$0.68	$0.67	$1.36	$1.41
Adjusted EBITDA from continuing operations (2)	$284,404	$291,956	$568,219	$602,295
(1) Earnings per share represents diluted earnings per share after giving effect to the stock split effected on April 12, 2018 for all periods and the share repurchase effected on August 13, 2018, resulting in weighted average shares outstanding of 290,574,153 and 302,231,431 for the three months ended June 30, 2019 and 2018, respectively and 290,571,132 and 302,228,712 for the six months ended June 30, 2019 and 2018, respectively.
(2) A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to Net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.
Net sales for the quarter ended June 30, 2019 increased to $480 million compared to $456 million in the second quarter of 2018. The improvement was due to higher sales volumes and prices of GrafTech manufactured graphite electrodes. These sales volumes increased to 45 thousand metric tons (MT) from 42 thousand metric tons in the prior year period. The weighted average realized price of these graphite electrodes was $10,014 per metric ton, up slightly from the prior year period.
Net income for the second quarter of 2019 decreased to $196 million, or $0.68 per share, compared to $201 million, or $0.67 per share in the second quarter of 2018. Adjusted EBITDA from continuing operations also decreased to $284 million in the second quarter of 2019 compared to $292 million in the second quarter of 2018. Higher graphite electrode sales volumes were offset by higher cost of sales due to higher prices for third party needle coke.

EXHIBIT 99.1

Cash flow from operating activities decreased to $202 million in the second quarter of 2019 from $237 million in the comparable period of 2018 primarily due to timing of working capital changes.
Key operating metrics(1)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except price data)	2019	2018	2019	2018
Sales volume (MT) (2)	45	42	90	84
Weighted average realized price (3)	$10,014	$9,783	$9,984	$9,885
Production volume (MT) (4)	48	45	95	88
Production capacity excluding St. Marys during idle period (MT) (5)(6)	51	45	102	89
Capacity utilization excluding St. Marys during idle period (5)(7)	94%	100%	93%	99%
Total production capacity (MT) (6)(8)	58	52	116	103
Total capacity utilization (7)(8)	83%	87%	82%	85%
(1) Effective the first quarter of 2019, we have recast the key metrics of sales volume and weighted average price above to include only graphite electrodes manufactured by GrafTech. This better reflects management's assessment of our profitability and excludes resales of low grade graphite electrodes manufactured by third party suppliers. For comparability purposes, the prior period has been recast to conform to this presentation.
(2) Sales volume has been recast to reflect the total sales volume of GrafTech manufactured electrodes for which revenue has been recognized during the period.
(3) Weighted average realized price has been recast to reflect the total revenues from sales of GrafTech manufactured electrodes for the period divided by the GrafTech manufactured sales volume for that period.
(4) Production volume reflects graphite electrodes we produced during the period.
(5) The St. Marys, Pennsylvania facility was temporarily idled effective the second quarter of 2016 except for the machining of semi‑finished products sourced from other plants.  In the first quarter of 2018, our St. Marys facility began graphitizing a limited amount of electrodes sourced from our Monterrey, Mexico facility.
(6) Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance outage. Actual production may vary.
(7) Capacity utilization reflects production volume as a percentage of production capacity.
(8) Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain and St. Marys, Pennsylvania.
Operational Update
Production of 48 thousand MT in the second quarter of 2019 increased from 45 thousand MT in the second quarter of 2018 due to the completion of debottlenecking projects.
Commercial Strategy
As previously announced, GrafTech has successfully sold approximately two-thirds of its cumulative long-term production capacity through three- to five-year, fixed-volume, fixed-price, take or pay contracts. These contracts provide reliability of long-term graphite electrode supply for customers and stability of future operating results for shareholders.
Capital Structure
As of June 30, 2019, GrafTech had cash and equivalents of $205 million and total debt of $2.0 billion. During the second quarter of 2019, the Company returned cash to shareholders in the form of a quarterly dividend of $0.085 per share. As previously announced, the Board of Directors has authorized GrafTech to purchase up to $100 million of common stock on the open market.
Distribution
The Board of Directors also declared a dividend of $0.085 per share to stockholders of record as of the close of business on August 30, 2019, to be paid on September 30, 2019.

EXHIBIT 99.1

Conference Call
In conjunction with this earnings release, you are invited to listen to our earnings call being held on July 31, 2019 at 10:00 a.m. Eastern Daylight Time. The webcast and accompanying slide presentation will be available at www.GrafTech.com, in the Investors section. The earnings call dial-in number is +1 (866) 521-4909 toll-free in the U.S. and Canada or +1 (647) 427-2311 for overseas calls, conference ID: 8050128. A replay of the Conference Call will be available until October 31, 2019 by dialing +1 (800) 585-8367 toll-free in the U.S. and Canada or +1 (416) 621-4642 for overseas calls, conference ID: 8050128. A replay of the webcast will also be available on our website until October 31, 2019, at www.GrafTech.com, in the Investors section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. The information in our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. GrafTech is also the only large scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, the primary raw material for graphite electrode manufacturing, which is currently in limited supply. This unique position provides competitive advantages in product quality and cost.
Special note regarding forward‑looking statements
This news release and related discussions may contain forward‑looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward‑looking statements by the use of forward‑looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” "are confident", or the negative version of those words or other comparable words. Any forward‑looking statements contained in this news release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward‑looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward‑looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the cyclical nature of our business and the selling prices of our products may lead to periods of reduced profitability and net losses in the future; the possibility that we may be unable to implement our business strategies, including our initiative to secure and maintain longer-term customer contracts, in an effective manner; the possibility that tax legislation could adversely affect us or our stockholders; pricing for graphite electrodes has historically been cyclical and the price of graphite electrodes may decline in the future; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion; our dependence on the global steel industry generally and the electric arc furnace ("EAF") steel industry in particular; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of petroleum needle coke; our dependence on supplies of raw materials (in addition to petroleum needle coke) and energy; the possibility that our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, political

EXHIBIT 99.1

crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the possibility that we may divest or acquire businesses, which could require significant management attention or disrupt our business; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property; the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that significant changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions could adversely affect our business; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subjects us to interest rate risk; the possibility of a lowering or withdrawal of the ratings assigned to our debt; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that highly concentrated ownership of our common stock may prevent minority stockholders from influencing significant corporate decisions; the possibility that we may not pay cash dividends on our common stock in the future; the fact that certain of our stockholders have the right to engage or invest in the same or similar businesses as us; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield; the fact that certain provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws could hinder, delay or prevent a change of control; the fact that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders; and our status as a "controlled company" within the meaning of the New York Stock Exchange ("NYSE") corporate governance standards, which allows us to qualify for exemptions from certain corporate governance requirements.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements, including the Risk Factors section included in our Annual Report on Form 10-K and other filings with the SEC. The forward‑looking statements made in this press release relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward‑looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Non‑GAAP financial measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non‑GAAP financial measures. We define EBITDA from continuing operations, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes, discontinued operations and depreciation and amortization from continuing operations. We define adjusted EBITDA from continuing operations as EBITDA from continuing operations plus any pension and other post-employment benefit ("OPEB") plan expenses, initial and follow-on public offering expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, related party Tax Receivable Agreement expense, stock-based compensation and non‑cash fixed asset write‑offs. Adjusted EBITDA from continuing operations is the primary metric used by our management and our board of directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA from continuing operations as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA from continuing operations and

EXHIBIT 99.1

similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to adjusted EBITDA from continuing operations, because we believe it is a useful and widely used way to assess our leverage.
Our use of adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements for, our working capital needs;

•
adjusted EBITDA from continuing operations does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;

•	adjusted EBITDA from continuing operations does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	adjusted EBITDA from continuing operations does not reflect tax payments that may represent a reduction in cash available to us;

•	adjusted EBITDA from continuing operations does not reflect expenses relating to our pension and OPEB plans;

•
adjusted EBITDA from continuing operations does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;

•	adjusted EBITDA from continuing operations does not reflect initial and follow-on public offering expenses;

•	adjusted EBITDA from continuing operations does not reflect related party Tax Receivable Agreement expense;

•	adjusted EBITDA from continuing operations does not reflect stock-based compensation or the non‑cash write‑off of fixed assets; and

•
other companies, including companies in our industry, may calculate EBITDA from continuing operations and adjusted EBITDA from continuing operations differently, which reduces its usefulness as a comparative measure.

In evaluating EBITDA from continuing operations and adjusted EBITDA from continuing operations, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below. Our presentations of EBITDA from continuing operations and adjusted EBITDA from continuing operations should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA from continuing operations and adjusted EBITDA from continuing operations alongside other financial performance measures, including our net income (loss) and other GAAP measures.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of June 30, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$205,255	$49,880
Accounts and notes receivable, net of allowance for doubtful accounts of $1,939 as of June 30, 2019 and $1,129 as of December 31, 2018	313,636	248,286
Inventories	314,873	293,717
Prepaid expenses and other current assets	47,575	46,168
Total current assets	881,339	638,051
Property, plant and equipment	706,135	688,842
Less: accumulated depreciation	197,606	175,137
Net property, plant and equipment	508,529	513,705
Deferred income taxes	49,248	71,707
Goodwill	171,117	171,117
Other assets	116,121	110,911
Total assets	$1,726,354	$1,505,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,642	$88,097
Short-term debt	43,462	106,323
Accrued income and other taxes	58,116	82,255
Other accrued liabilities	42,021	50,452
Related party payable - tax receivable agreement	23,852	—
Total current liabilities	260,093	327,127

Long-term debt	1,991,345	2,050,311
Other long-term obligations	70,748	72,519
Deferred income taxes	51,381	45,825
Related party payable - tax receivable agreement	62,625	86,478
Long-term liabilities of discontinued operations	—	—
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 290,537,612 shares issued and outstanding as of June 30, 2019 and December 31, 2018	2,905	2,905
Additional paid-in capital	820,485	819,622
Accumulated other comprehensive income (loss)	15,854	(5,800)
Accumulated deficit	(1,549,082)	(1,893,496)
Total stockholders’ (deficit) equity	(709,838)	(1,076,769)

Total liabilities and stockholders’ equity	$1,726,354	$1,505,491

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$480,390	$456,332	$955,384	$908,231
Cost of sales	197,047	165,910	392,571	311,059
Gross profit	283,343	290,422	562,813	597,172
Research and development	713	581	1,350	1,010
Selling and administrative expenses	15,394	16,239	30,620	32,115
Operating profit	267,236	273,602	530,843	564,047

Other expense (income), net	863	(974)	1,330	1,031
Related party Tax Receivable Agreement expense	—	61,801	—	61,801
Interest expense	32,969	28,667	66,669	66,532
Interest income	(731)	(391)	(1,145)	(506)
Income from continuing operations before provision for income taxes	234,135	184,499	463,989	435,189

Provision for (benefit from) income taxes	37,767	(17,264)	70,185	11,379
Net income from continuing operations	196,368	201,763	393,804	423,810

Income from discontinued operations, net of tax	—	(315)	—	1,311

Net income	$196,368	$201,448	$393,804	$425,121

Basic income per common share:
Net income per share	$0.68	$0.67	$1.36	$1.41
Net income from continuing operations per share	$0.68	$0.67	$1.36	$1.40
Weighted average common shares outstanding	290,565,408	302,225,923	290,562,234	302,225,923
Diluted income per common share:
Income per share	$0.68	$0.67	$1.36	$1.41
Diluted income from continuing operations per share	$0.68	$0.67	$1.36	$1.40
Weighted average common shares outstanding	290,574,153	302,231,431	290,571,132	302,228,712

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Cash flow from operating activities:
Net income	$196,368	$201,448	$393,804	$425,121
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	15,445	15,368	31,030	31,696
Related party Tax Receivable Agreement expense	—	61,801	—	61,801
Deferred income tax provision (benefit)	14,856	(41,802)	21,283	(22,011)
Loss on extinguishment of debt	—	—	—	23,827
Interest expense	1,588	1,032	3,176	2,161
Other charges, net	7,890	4,305	11,158	6,879
Net change in working capital*	(31,106)	(8,061)	(102,549)	(158,588)
Change in long-term assets and liabilities	(2,835)	3,031	1,121	6,789
Net cash provided by operating activities	202,206	237,122	359,023	377,675
Cash flow from investing activities:
Capital expenditures	(14,630)	(14,710)	(29,199)	(28,735)
Proceeds from the sale of assets	8	105	82	841
Net cash used in investing activities	(14,622)	(14,605)	(29,117)	(27,894)
Cash flow from financing activities:
Short-term debt, net	—	(35)	—	(12,571)
Revolving Facility reductions	—	—	—	(45,692)
Debt issuance costs	—	(6,193)	—	(26,283)
Proceeds from the issuance of long-term debt, net of original issuance discount	—	742,500	—	2,235,000
Repayment of Senior Notes	—	—	—	(304,782)
Related party Promissory Note repayment	—	(750,000)	—	(750,000)
Principal repayments on long-term debt	—	—	(125,000)	—
Dividends paid to non-related-party	(5,193)	(2,457)	(10,387)	(2,457)
Dividends paid to related-party	(19,503)	(177,037)	(39,005)	(1,289,037)
Net cash used in financing activities	(24,696)	(193,222)	(174,392)	(195,822)
Net change in cash and cash equivalents	162,888	29,295	155,514	153,959
Effect of exchange rate changes on cash and cash equivalents	78	(1,528)	(139)	(1,184)
Cash and cash equivalents at beginning of period	42,289	138,373	49,880	13,365
Cash and cash equivalents at end of period	$205,255	$166,140	$205,255	$166,140

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$(33,748)	$22,094	$(65,137)	$(110,700)
Inventories	(11,394)	(53,886)	(16,099)	(82,565)
Prepaid expenses and other current assets	(4,117)	(2,470)	3,308	8,284
Income taxes payable	10,694	13,995	(27,639)	20,528
Accounts payable and accruals	7,517	8,774	2,212	547
Interest payable	(58)	3,432	806	5,318
Net change in working capital	$(31,106)	$(8,061)	$(102,549)	$(158,588)

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non‑GAAP key financial measures to the most directly comparable GAAP measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

Net income	196,368	201,448	393,804	425,121
Add:
Discontinued operations	—	315	—	(1,311)
Depreciation and amortization	15,445	15,368	31,030	31,696
Interest expense	32,969	28,667	66,669	66,532
Interest income	(731)	(391)	(1,145)	(506)
Income taxes	37,767	(17,264)	70,185	11,379
EBITDA from continuing operations	281,818	228,143	560,543	532,911
Adjustments:
Pension and OPEB plan expenses (1)	827	484	1,597	995
Initial and follow-on public offering expenses (2)	610	1,935	1,296	5,122
Non‑cash loss on foreign currency remeasurement (3)	616	(1,650)	1,027	223
Stock-based compensation (4)	570	181	862	181
Non‑cash fixed asset write-off (5)	(37)	1,062	2,894	1,062
Related party Tax Receivable Agreement expense (6)	—	61,801	—	61,801
Adjusted EBITDA from continuing operations	284,404	291,956	568,219	602,295

(1)	Service and interest cost of our OPEB plans. Also includes a mark‑to‑market loss (gain) for plan assets as of December of each year.

(2)	Legal, accounting, printing and registration fees associated with the initial and follow-on public offerings.

(3)	Non‑cash (gain) loss from foreign currency remeasurement of non‑operating liabilities of our non‑U.S. subsidiaries where the functional currency is the U.S. dollar.

(4)	Non-cash expense for stock-based compensation grants.

(5)	Non‑cash fixed asset write‑off recorded for obsolete manufacturing equipment.
(6)    Non-cash expense for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.